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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A, into the previously filed Registration Statements of Republic Industries, Inc. on Forms S-3 (Registration Nos. 33-61649, 33-62489, 33-63735, 33-65289, 333-01757, 333-04269,
333-08479, 333-18009, 333-20667, 333-23415, 333-29217, 333-35749 and 333-44611),
Forms S-4 (Registration Nos. 333-17915 and 333-41505) and Forms S-8 (Registration Nos. 33-93742, 333-07623, 333-19453, 333-20669, 333-29265,
333-42891 and 333-56967).




ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,
   September 11, 1998.